EXHIBIT 99.1

CURE Pharmaceutical Announces the Initiation of Clinical Trials for Erectile Dysfunction Product CUREfilm Blue™

OXNARD, Calif.-- February 23rd, 2021 --CURE Pharmaceutical Holding Corp. (“CURE” or the “Company”) (OTC: CURR), a technology focused, vertically integrated drug delivery and product development company in the pharmaceutical and health & wellness space, announced this week’s start of its initial Pharmacokinetics (PK)/bioequivalence studies in support of a previously approved Investigational New Drug (IND) application with the U.S. Food and Drug Administration (FDA). This application has been initiated via the 505(b)(2) drug approval pathway, and is in continuation of FDA-provided feedback in support of CURE’s clinical development plans for its CUREfilm Blue™, an oral soluble film of sildenafil citrate (the active ingredient present in Viagra®1) for the treatment of erectile dysfunction (ED).

CUREfilm Blue™ utilizes the Company’s patented and proprietary fast-dissolving drug delivery platform, known as CUREfilm™, to deliver the active pharmaceutical ingredient (API) sildenafil citrate. By innovating beyond the traditional pharmaceutical delivery of pills and solutions, CURE is advancing this uniquely discrete, convenient and portable oral film product for achieving a better patient experience.

“We are so excited to advance our oral soluble film sildenafil citrate program to human clinical trials as we continue to focus our resources on a few key areas of differentiation – including applying our film technology to therapies for critical central nervous system (CNS) disease states as well as antiviral therapeutics,” said Vered Gigi, Chief Scientific Officer

“This is an important milestone in our overall clinical program,” said Robert Davidson, CEO of CURE. “CUREfilm Blue is our first pharmaceutical product that utilizes our patented drug delivery platform to enter the human clinical phase. We believe delivering the main active ingredient sildenafil through this technology could improve the overall patient experience of those struggling with ED and become the new standard for treatment of the indication. We are using an expedited regulatory pathway through the FDA that we hope will enable us to bring this product to market faster than most other clinical program candidates.”

The global erectile dysfunction drug market is projected to reach approximately USD$6.6 Billion by 2025, at a CAGR of 6.0% over the five-year forecasted period with sildenafil representing a majority of the market according to a report by QYR Research.

About CURE Pharmaceutical Holding Corp.

CURE Pharmaceutical® is the pioneering developer of CUREform™, a patented drug delivery platform that offers a number of unique immediate- and controlled-release drug delivery vehicles designed to improve drug efficacy, safety, and patient experience for a wide range of active ingredients.

As a vertically integrated company, CURE’s 25,000 square foot, FDA-registered, NSF® and cGMP-certified manufacturing facility enables it to partner with pharmaceutical and wellness companies worldwide for private and white-labeled production. CURE has partnerships in the U.S., China, Mexico, Canada, Israel, and other markets in Europe.

1 Viagra® is a registered trademark of Pfizer Inc.

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Forward Looking Statement

Statements CURE makes in this press release may include statements which are not historical facts and are considered forward-looking within the meaning of Section 27A of the Securities Act of 1933, as amended (“Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”), which are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions. CURE intends these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act and is making this statement for purposes of complying with those safe harbor provisions. These forward-looking statements include, without limitation, the ability to successfully market the partnered products, the difficulty in predicting the timing or outcome of related research and development efforts, partnered product characteristics and indications, marketing approvals and launches of other products, the impact of pharmaceutical industry regulation, the impact of competitive products and pricing, the acceptance and demand of new pharmaceutical products, the impact of patents and other proprietary rights held by competitors and other third parties and the ability to obtain financing on favorable terms. The forward-looking statements in this press release reflect CURE’s judgment as of the date of this press release. CURE disclaims any intent or obligation to update these forward-looking statements. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of our securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Contacts

Licensing Contact:

Jonathan Berlent

Chief Business Officer

CURE Pharmaceutical

Jberlent@curepharma.com

516.660.9148

Investment Contact:

Gary Zwetchkenbaum

Plum Tree Consulting LLC

gzplumtree@gmail.com

516.455.7662

Media Contact:

Kathryn Brown

CMW Media

cure@cmwmedia.com

858.264.6600

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